UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2024

Boot Barn Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36711	90-0776290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15345 Barranca Parkway, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 453-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

☐   If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BOOT	New York Stock Exchange

Item 5.07    Submission of Matters to a Vote of Security Holders

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Boot Barn Holdings, Inc. (the “Company”) was held on August 28, 2024. At the Annual Meeting, the Company’s stockholders voted on three proposals and cast their votes as follows:

Proposal 1: Election of Directors

The stockholders elected all of management’s nominees for election as directors. The results of the vote taken were as follows:

Directors	For	Withheld	Broker Non-Vote
Chris Bruzzo	27,863,587	282,198	969,774
Eddie Burt	27,952,030	193,755	969,774
James G. Conroy	27,995,537	150,248	969,774
Lisa G. Laube	27,632,413	513,372	969,774
Anne MacDonald	27,711,504	434,281	969,774
Brenda I. Morris	27,911,097	234,688	969,774
Peter Starrett	27,049,463	1,086,894	979,202
Brad Weston	27,919,422	226,323	969,774

Proposal 2: Say-on-Pay

The stockholders voted for the adoption of the non-binding advisory resolution approving the fiscal 2024 compensation paid to the Company’s named executive officers. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-Vote
27,556,695	573,078	16,012	969,774

Proposal 3: Ratification of Appointment of Independent Auditor

The stockholders ratified the appointment, by the Audit Committee of the Company’s Board of Directors, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 29, 2025. The results of the vote taken were as follows.

For	Against	Abstain	Broker Non-Vote
28,682,841	417,486	15,232	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOT BARN HOLDINGS, INC.
Date: August 28, 2024	By:	/s/ James M. Watkins
Name: James M. Watkins
Title: Chief Financial Officer and Secretary